

Beacon Power Corporation

2009 Annual Shareholder Meeting

June 11, 2009



Safe Harbor Statement

Beacon POWER

This presentation contains forward-looking statements, including the Company's beliefs about its business prospects and future results of operations. These statements involve risks and uncertainties. Among the important additional factors that could cause actual results to differ materially from those forward-looking statements are risks associated with the overall economic environment, the successful execution of the Company's plan of operation, changes in the Company's anticipated earnings, continuation of current contracts, changes in energy and other applicable regulations, and other factors detailed in the company's filings with the Securities and Exchange Commission, including its most recent Forms 10-K and 10-Q. In addition, the factors underlying Company forecasts are dynamic and subject to change and therefore those forecasts speak only as of the date they are given. The Company does not undertake to update them; however, it may choose from time to time to update them and if it should do so, it will disseminate the updates to the investing public.

Our Primary Business Model

Beacon POWER

- Provide *regulation services* to grid operators
  - When there is too much power on the grid, we absorb and store it in our flywheel systems
  - When there is not enough power on the grid, we discharge and put power back
  - Because we *recycle* energy, our operating costs are low and we expect very favorable EBITDA margins
  - This balancing service, called "frequency regulation," is required by grid operators around the world

Our Primary Business Model

- Selling services that are essential to the grid (24/7)
- Serving large open and established markets
- Endorsed by the customer (i.e. grid operators)



- Achieves carbon reduction
- NOT dependent on selling equipment
- NOT dependent on an “emerging” market
- NOT dependent on subsidies

Government Policy Support

Beacon POWER

- Department of Energy stimulus funding
  - More available than in previous 20 years
- Storage Technology of Renewable and Green Energy Act of 2009 (STORAGE)
  - Proposed by Sen. Ron Wyden (D-Ore.) as S.1091
  - 20% credit for energy storage – including flywheels
- Proposed Renewable Electricity Standard (RES)
  - Waxman – Markey bill H.R. 2454; first national standard for renewable energy and energy efficiency
- Grid Access Act of 2009 (net metering)
  - Proposed by Sen. Menendez (D.-NJ) as S.989

DOE Stimulus Funding

Beacon POWER

- Stimulus grants for Smart Grid project(s)
  - Have submitted proposals for ARPA-E grants
  - Will apply for energy storage for frequency regulation demonstration project ($40-50 million, DOE FOA-36)
  - Will pursue other Funding Opportunity Announcements as they are released
- State-disbursed funds (from Stimulus or other)

Open Regulation Markets

Beacon POWER

Market	Average MW Market Size	Market Status and Beacon Developments
ISO NE	130	• Pilot program unanimously approved August 5, 2008 • Program began on November 18, 2008 • Developing new dispatching algorithms
NYISO	220	• Tailored market rules approved by stakeholders • Filed and approved by FERC May '09
PJM	1000	• Market open • Presently optimizing dispatch algorithm
MISO	Est. 1000 (new open market)	• Optimized market rules approved by FERC in Dec '08 • Recently adopted NYISO dispatch algorithm • Expect open market in late 2009
CAISO	360 +	• Stakeholder process developing tailored market rules for Energy Storage Resources • Expect higher price for fast response
ERCOT	Approx 100 of 600 visible	• Not FERC-regulated – less transparent • Highest wind penetration

ISO New England Status – 1st MW

Beacon POWER

- Alternative Technologies Regulation Pilot Program
  - Began commercial operation at start of program in Nov. 2008
  - First regulation services revenue being generated
  - ISO NE now using modified and improved control signal
  - Negotiated much lower cost for electricity consumed



ISO New England Status – 2nd MW

Beacon POWER

- Second MW (10 flywheels) now running outside
- Expect to be online later this month
- Will run and earn revenue until deployed to NY or OH





20 MW New York ISO Status

Beacon POWER

- New NYISO market rules completed and implemented for energy storage to provide regulation service
- 20 MW plant interconnection application in process
  - System impact study is complete
- $2 million awarded by NYSERDA for 1st MW in Stephentown
- 1 MW permits and approvals in place (NYSEG)





PJM Project: 1 MW with AEP

Beacon POWER

- 1 MW system on a 13.2 kV distribution circuit
- Located at AEP's R&D site in Groveport, OH
- Interconnection process complete
- Planned for construction start in late 2009
- PJM is upgrading control signaling for energy storage


Test site

R&D Projects Update

Beacon POWER

- Tehachapi Wind Power Integration Project
  - Evaluate how energy storage can help relieve constrained transmission capacity in wind farm
  - Prime contractor requested 12-mo. extension
  - Beacon ready to deliver flywheel system when needed; expected shipment 2H 2009
- PNNL Phase II contract
  - Co-optimize flywheel energy storage and hydropower
  - Mitigate wind and solar power intermittency for Bonneville Power Authority and California ISO

DOE Loan Guarantee Status

Beacon POWER

- Engineering and marketing due diligence completed
  - Evaluated technical, financial, project planning and construction details, etc.
  - Assessed viability of business plan, revenue models, operating costs, gross margins, etc.
- Some conclusions
  - Beacon can engineer, build and operate the plant
  - Projected performance and operational lifetime are consistent with what was stated to DOE
  - Plant will generate sufficient revenue to repay the loan

Business Model Evolution

Beacon POWER

- Co-investment and partnering
  - Share plant costs and revenues
  - Reduces cash outlay and dilution
  - Conveys a variety of benefits to partners
  - Substantial interest from potential partners
- Exploring overseas system sales
  - Real (and growing) need and serious interest
  - Keeping options and dialogues open without impacting resources

Summary

Beacon POWER

- Technology is performing well in ISO NE pilot
- Energy storage-specific market rules being created
- Favorable government policy environment
- Pursuing plant co-investment opportunities
- Exploring multiple overseas markets
- Beacon is well positioned to become a global leader in energy storage technology solutions



Thank you

